                                                                     EXHIBIT 4.5
                                 ITT CORPORATION

                 14,000,000 SHARES OF COMMON STOCK, NO PAR VALUE

                          -----------------------------


                    1995 ITT CORPORATION INCENTIVE STOCK PLAN

                                       AND

                            SUBSTITUTE STOCK OPTIONS

                          -----------------------------


                                PLAN INFORMATION

                          -----------------------------


       THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

        THE PROSPECTUS COVERS SUCH ADDITIONAL SECURITIES AS MAY BE ISSUANCE AS A RESULT OF ANTI-DILUTION PROVISIONS CONTAINED IN THE INSTRUMENTS PURSUANT TO WHICH SECURITIES COVERED BY THE PROSPECTUS ARE ISSUED.

                          -----------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

            NEITHER THE NEVADA STATE GAMING CONTROL BOARD, THE NEVADA
                                     GAMING
           COMMISSION, THE MISSISSIPPI GAMING COMMISSION, NOR THE NEW
          JERSEY CASINO CONTROL COMMISSION HAS PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT
                  MERITS OF THE SECURITIES OFFERED HEREBY. ANY
                   REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                          -----------------------------


December 19, 1995

        Additional information about the 1995 ITT Corporation Incentive Stock Plan (the "Plan") and its administration may be obtained without charge by written or oral request to the Manager of Stock Option Plan Administration, ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490, telephone number: (212) 258-1000.

        ITT's registration statement on Form 10 dated September 18, 1995, as amended by Amendment No. 1 to Form 10/A dated November 13, 1995, with respect to the shares of ITT's common stock (filed under the name ITT Destinations, Inc., File No. 1-13960); ITT's Current Report on Form 8-K dated November 27, 1995 (filed under the name ITT Destinations, File No. 1-13960); ITT's current Restated Certificate of Incorporation describing ITT's authorized capital stock; the current Plan Information; and all documents filed with the Securities and Exchange Commission (the "Commission") by ITT pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by a Form 10-K and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Prospectus and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in the Prospectus shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained in the Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in the Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus. Any such document, as well as ITT's most recent annual report to shareholders and any other report or communication distributed to ITT shareholders generally, may be obtained without charge by written or oral request to the Manager of Stock Option Plan Administration, ITT Corporation, 1330 Avenue of the Americas, New York, New York 10019-5490, telephone number: (212) 258-1000.

                                TABLE OF CONTENTS

      General Information.........................................    3
      1995 ITT Corporation Incentive Stock Plan...................    4
      Administration..............................................   13
      Federal Tax Treatment.......................................   13

                               GENERAL INFORMATION

        The Plan contains a formula that determines the maximum number of shares of common stock, no par value, of ITT Corporation (the "Common Stock") with respect to which awards may be made in any one year and limits such amount to 1.5% of the total of the issued and outstanding shares plus treasury shares as reported in ITT's Form 10-K for the preceding year plus unused portions of such limit carried over from prior years. No more than 5,000,000 shares may be available for incentive stock options, and no more than 20% of the total may be available for awards of restricted stock or performance shares under the Plan. The Plan limits the award of stock options to any one person to no more than 10% of the annual limit of available shares that year.

        The Plan permits the committee administering the Plan (the "Committee") to award performance shares and restricted stock, as well as non-qualified stock options, incentive stock options and stock appreciation rights. Reference is made to the text of the Plan herein for a complete description of awards permitted under the Plan and the relevant provisions and conditions applicable thereto.

        The prospectus also covers Common Stock that may be subject to stock options granted to certain persons in substitution for stock options previously granted by companies that have been acquired by ITT and in substitution for stock options previously granted by ITT Corporation, a Delaware corporation, whose name was changed to ITT Industries, Inc.
("Substitute Stock Options").

        The prospectus does not cover resales of Common Stock acquired pursuant to the provision of the Plan. Resales may be subject to restrictions or limitations imposed by the Securities Act of 1933 and the Exchange Act.

        The Plan does not contain any provision prohibiting the cancellation and reissuance of stock options at a lower option price. However, ITT has agreed with The New York Stock Exchange, Inc. that it will not take any such action without the approval of the ITT stockholders.

        Neither the Plan nor the Substitute Stock Options are subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Furthermore, Section 401 of the Internal Revenue Code relating to certain qualified pension, profit-sharing and stock bonus plans does not apply to the Plan or the Substitute Stock Options.

        Plan participants receive information with respect to their participation, including, the date of grant, the exercise price, the amount exercisable and the expiration date, as well as applicable information concerning whatever performance shares or restricted stock may be relevant to them.

                    1995 ITT CORPORATION INCENTIVE STOCK PLAN

        The following is the text of the Plan:

1.      PURPOSE

        The purpose of the 1995 ITT Corporation Incentive Stock Plan is to motivate and reward superior performance on the part of employees of ITT and its subsidiaries ("ITT") and to thereby attract and retain employees of superior ability. In addition, the Plan is intended to further opportunities for stock ownership by such employees in order to increase their proprietary interest in ITT and, as a result, their interest in the success of ITT. Awards will be made, in the discretion of the Committee, to Key Employees (including officers and directors who are also employees) whose responsibilities and decisions directly affect the performance of any Participating Company and its subsidiaries. Such incentive awards may consist of stock options, stock appreciation rights payable in stock or cash, performance shares, restricted stock or any combination of the foregoing, as the Committee may determine.

2.      DEFINITIONS

        When used herein, the following terms shall have the following meanings:

        "Acceleration Event" means the occurrence of an event defined in Section 9 of the Plan.

        "Act" means the Securities Exchange Act of 1934.

        "Annual Limit" means the maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year as provided in Section 3 of the Plan.

        "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Performance Shares or Restricted Stock, or any combination of the foregoing.

        "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

        "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

        "Committee" means the Compensation and Personnel Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

        "Company" means ITT Corporation, a Nevada corporation, and its successors and assigns.

        "Fair Market Value," unless otherwise indicated in the provisions of this Plan, means, as of any date, the composite closing price for one share of Stock on the New York Stock Exchange or, if no sales of Stock have taken plan on such date, the composite closing price on the most recent date on which selling prices were quoted, the determination to be made in the discretion of the Committee.

        "Incentive Stock Option" means a stock option qualified under Section 422 of the Code.

        "Key Employee" means an employee (including any officer or director who is also an employee) of any Participating Company whose responsibilities and decisions, in the judgment of the Committee, directly affect the performance of the Company and its subsidiaries.

        "Limited Stock Appreciation Right" means a stock appreciation right which shall become exercisable automatically upon the occurrence of an Acceleration Event as described in Section 9 of the Plan.

        "Option" means an option awarded under Section 5 of the Plan to purchase Stock of the Company, which option may be an Incentive Stock Option or a non-qualified stock option.

        "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for Incentive Stock Options only, "Participating Company" means the Company or any corporation which at the time such Option is granted qualifies as a "subsidiary" of the Company under Section 425(f) of the Code.

        "Performance Share" means a performance share awarded under Section 6 of the Plan.

        "Plan" means the 1995 ITT Corporation Incentive Stock Plan, as the same may be amended, administered or interpreted from time to time.

        "Plan Year" means the calendar year.

        "Restricted Stock" means Stock awarded under Section 7 of the Plan subject to such restrictions as the Committee deems appropriate or desirable.

        "Retirement" means eligibility to receive immediate retirement benefits under a Participating Company pension plan.

        "Right" means a stock appreciation right awarded in connection with an Option under Section 5 of the Plan.

        "Stock" means the common stock (no par value) of the Company.

        "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with any Participating

Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.      SHARES SUBJECT TO THE PLAN

        The aggregate number of shares of Stock which may be awarded under the Plan in any Plan Year shall be subject to an annual limit. The maximum number of shares of Stock for which Awards may be granted under the Plan in each Plan Year shall be 1.5 percent (1.5%) of the total of the issued and outstanding shares of Stock (including treasury stock) as reported in the Annual Report on Form 10-K of the Company for the fiscal year ending immediately prior to any Plan Year. Any unused portion of the Annual Limit for any Plan Year shall be carried forward and be made available for awards in succeeding Plan Years.

        In addition to the foregoing, in no event shall more than five million (5,000,000) shares of Stock be cumulatively available for Awards of incentive stock options under the Plan, and provided further, that no more than twenty percent (20%) of the total number of shares on a cumulative basis shall be available for restricted stock and performance shares Awards. For any Plan Year, no individual employee may receive an Award of stock options for more than the lesser of (i) ten percent (10%) of the Annual Limit on available shares applicable to that Plan Year and (ii) 500,000 shares; except that each individual employee may receive in addition to the foregoing limit that number of stock options equal to the lesser of (x) 2,600,000 stock options and (y) the number of substitute stock options required to replace "old" ITT Corporation stock options surrendered by such employee in connection with the spin-off by "old" ITT Corporation of the shares of the Company to "old" ITT Corporation shareholders.

        Subject to the above limitations, shares of Stock to be issued under the Plan may be made available from the authorized but unissued shares, or shares held by the Company in treasury or from shares purchased in the open market.

        For the purpose of computing the total number of shares of Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Stock which equal the value of performance share Awards, in each case determined as at the dates on which such Awards are granted. If any Awards under the Plan are forfeited, terminated, expire unexercised, are settled in cash in lieu of Stock or are exchanged for other Awards, the shares of Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares that are exchanged (either actually or constructively) by optionees as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of a stock option granted under the Plan may be available for subsequent Awards, provided however, that such shares may be awarded only to those participants who are not directors or executive officers (as that term is defined in the rules and regulations under Section 26 of the Act).

4.      GRANT OF AWARDS AND AWARD AGREEMENTS

        (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee;

(ii) determine the amount or number of shares of Stock subject to each Award; and (iv) determine the terms and conditions of each Award.

        (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or required by the Committee.

5.      STOCK OPTIONS AND RIGHTS

        (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of Incentive Stock Options, non-qualified stock options, or a combination of Incentive Stock Options and non-qualified stock options;
(ii) authorize the granting of Rights which may be granted in connection with all or part of any Option granted under this Plan, either concurrently with the grant of the Option or at any time thereafter during the term of the Option;
(iii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; and (iv) determine the time or times when and the manner in which each Option or Right shall be exercisable and the duration of the exercise period.

        (b) Any Option issued hereunder which is intended to qualify as an Incentive Stock Option shall be subject to such limitations or requirements as may be necessary for the purposes of Section 422 of the Code or any regulations and rulings thereunder to the extent and in such form as determined by the Committee in its discretion.

        (c) Rights may be granted only to Key Employees who may be considered directors or officers of the Company for purposes of Section 16 of the Act.

        (d) The exercise period for a non-qualified stock option and any related Right shall not exceed ten years and two days from the date of grant, and the exercise period for an Incentive Stock Option and any related Right shall not exceed ten years from the date of grant.

        (e) The Option price per share shall be determined by the Committee at the time any Option is granted and shall be not less than the Fair Market Value of one share of Stock on the date the Option is granted.

        (f) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date of grant as the committee may specify, if any, and the Committee may further require exercisability in installments; provided, however, the period during which a Right is exercisable shall commence no earlier than six months following the date the Option or Right is granted.

        (g) The purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or Stock already owned by the optionee having a total Fair Market Value equal to the purchase price, or a combination of cash and Stock having a total Fair Market Value, as so determined, equal to the purchase price. The Committee shall determine acceptable methods for tendering Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Stock to exercise an Option as it deems appropriate.

        (h) Unless Section 9 shall provide otherwise, Rights granted to a director or officer shall terminate when such person ceases to be considered a director or officer of the Company subject to Section 16 of the Act.

        (i) In case of termination of employment, the following provisions shall apply:

                (A) If a Key Employee who has been granted an Option shall die before such Option has expired, his or her Option may be exercised in full by the person or persons to whom the Key Employee's rights under the Option pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within five years after the date of the Key Employee's death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

                (B) If the Key Employee's employment by any Participating Company terminates because of his or her Retirement or Total Disability, he or she may exercise his or her Options in full at any time, or from time to time, within five years after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above. Any such Options not fully exercisable immediately prior to such optionee's retirement shall become fully exercisable upon such retirement unless the Committee, in its sole discretion, shall otherwise determine.

                (C) Except as provided in Section 9, if the Key Employee shall voluntarily resign before eligibility for Retirement or he or she is terminated for cause as determined by the Committee, the Options or Rights shall be canceled coincident with the effective date of the termination of employment.

                (D) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her Options, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(d) above.

        (j) No Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his or her estate or designated Beneficiary).

        (k) With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an "incentive stock option" within the meaning of Section 422 of the Code.

        (l) With respect to the exercisability and settlement of Rights:

                (i) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (A) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (B) a specified amount which shall not, subject to Section 5(e), be less than the Fair Market Value of such specified number of shares of Stock at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify in cash, the issuance or transfer to the Key Employee of whole shares of Stock with a Fair Market Value at such time equal to any excess, or a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee. The Company will not issue a fractional share of Stock and, if a fractional share would otherwise be issuable, the Company shall pay cash equal to the Fair Market Value of the fractional share of Stock at such time.

                (ii) For the purposes of Subsection (i) of this Section 5(1), in the case of any such Right or portion thereof, other than a Right related to an Incentive Stock Option, exercised for cash during a "window period" specified by Rule 16b-3 under the Act, the Fair Market Value of the Stock at the time of such exercise shall be the highest composite daily closing price of the Stock during such window period.

                (iii) In the event of the exercise of such Right, the Company's obligation in respect of any related Option or such portion thereof will be discharged by payment of the Right so exercised.

6.      PERFORMANCE SHARES

        (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards of Performance Shares are to be made, (ii) determine the Performance Period (the "Performance Period") and Performance Objectives (the "Performance Objectives") applicable to such Awards, (iii) determine the form of settlement of a Performance Share and (iv) generally determine the terms and conditions of each such Award. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Stock at such date; provided that the Committee may limit the aggregate amount payable upon the settlement of any Award. The maximum award for any individual employee in any given year shall be 100,000 Performance Shares.

        (b) The Committee shall determine a Performance Period of not less than two nor more than five years. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Shares for which difference Performance Periods are prescribed.

        (c) The Committee shall determine the Performance Objectives of Awards of Performance Shares. Performance Objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon one or more of the following objective criteria, as the Committee deems appropriate: earnings per share, return on equity, cash flow or total shareholder return of ITT. If during the course of a Performance Period there shall occur significant events which the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.

        (d) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees the number of Performance Shares of the percentage of Performance Shares which shall be paid to the Key Employee or member of the group of Key Employees if the applicable Performance Objectives are met in whole or in part.

        (e) If a Key Employee terminates services with all Participating Companies during a Performance Period because of death, Total Disability, Retirement, or under other circumstances where the Committee in its sole discretion finds that a waiver would be in the best interests of the Company, that Key Employee may, as determined by the Committee, be entitled to payment in settlement of such Performance Shares at the end of the Performance Period based upon the extent to which the Performance Objectives were satisfied at the end of such period and prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period unless the Committee shall otherwise determine.

        (f) Each Award of a Performance Share shall be paid in whole shares of Stock, or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, with payment to commence as soon as practicable after the end of the relevant Performance Period.

7.      RESTRICTED STOCK

        (a) Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted and ending on such date as the Committee shall determine (the "Restriction Period"). The Committee may provide for the lapse of restrictions in installments where deemed appropriate and it may also require the achievement of predetermined performance objectives in order for such shares to vest.


        (b) Except when the Committee determines otherwise pursuant to Section 7(d), if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company.

        (c) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

        (d) In cases of death, Total Disability or Retirement or in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, elect to waive any or all remaining restrictions with respect to such Key Employee's Restricted Stock.

        (e) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any Award of Restricted Stock that the Key Employee deliver a stock power endorsed in blank relating to the Restricted Stock.

        (f) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

        (g) Subject to Section 7(e) and Section 8, each Key Employee entitled to receive Restricted Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such Award and shall be subject to appropriate stop-transfer orders.

8.      CERTIFICATES FOR AWARDS OF STOCK

        (a) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

        (b) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

        (c) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives Stock in settlement of an Award of Stock, shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right or Performance Share shall have any right as a shareholder with respect to any shares covered by his or her Option, Right or Performance Share prior to the date of issuance to him or her of a certificate or certificates for such shares.

9.      ACCELERATION EVENTS

        (a) For the purposes of this Plan, an Acceleration Event shall occur if
(i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, if the beneficial owner directly or indirectly of twenty percent or more of the outstanding Stock of the Company; (ii) any person (within the meaning of Section 13(d) of the Act), other than the Company or a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of the Company (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of fifteen percent or more of the outstanding Stock of the Company (calculated as provided in paragraph (d) of Rule 13-d under the Act in the case of rights to acquire Stock), (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which holders of Stock of the Company immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company's stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period.

        (b) Notwithstanding any provisions in this Plan to the contrary:

                (i) Each outstanding Option granted under the Plan shall become immediately exercisable in full for the aggregate number of shares covered thereby and all related Rights shall also become exercisable upon the occurrence of an Acceleration Event described in this Section 9 and shall continue to be exercisable in full for cash for a period of 60 calendar days beginning on the date that such Acceleration Event occurs and ending on the 60th calendar day following that date; provided, however, that (A) no Right shall become exercisable earlier than six months following the date the Right is granted, and (B) no Option or Right shall be exercisable beyond the expiration date of its original term.

                (ii) Options and Rights shall not terminate and shall continue to be fully exercisable for a period of seven months following the occurrence of an Acceleration Event in the case of an employee who is terminated other than for just cause or who voluntarily terminates his employment because he in good faith believes that as a result of such Acceleration Event he is unable effectively to discharge his present duties or the duties of the position he occupied just prior to the occurrence of such Acceleration Event. For purposes of this Section 9 only, termination shall be for "just cause" only if such termination is based on fraud, misappropriation or embezzlement on the part of the employee which results in a final conviction of a felony. Under no circumstances, however, shall any Option or Right be exercised beyond the expiration date or its original term.

                (iii) Any Right or portion thereof may be exercised for cash within the 60- calendar-day period following the occurrence of an Acceleration Event with settlement, except in the case of a Right related to an Incentive Stock Option, based on the "Formula Price" which shall be the highest of (A) the highest composite daily closing price of the Stock during the period beginning on the 60th calendar day prior to the date on which the Right is exercised and ending on the date such Right is exercised, (B) the highest gross price paid for the Stock during the same period of time, as reported in a report on Schedule 13D filed with the Securities and Exchange Commission or (C) the highest gross price paid or to be paid for a share of Stock (whether by way of exchange, conversion, distribution upon merger, liquidation or otherwise) in any of the transactions set forth in this Section 9 as constituting an Acceleration Event.

                (iv) Upon occurrence of an Acceleration Event, Limited Stock Appreciation Rights shall automatically be granted as to any Option with respect to which Rights are not then outstanding; provided, however, that Limited Stock Appreciation Rights shall be provided at the time of grant of any Incentive Stock Option subject to exercisability upon the occurrence of an Acceleration Event. Limited Stock Appreciation Rights shall entitle the holder thereof, upon exercise of such rights and surrender of the related Option or any portion thereof, to receive, without payment to the Company (except for applicable withholding taxes), an amount in cash equal to the excess, if any, of the Formula Price as that term is defined in this Section 9 over the option price of the Stock as provided in such Option; provided that in the case of the exercise of any such Limited Stock Appreciation Right or portion thereof related to an Incentive Stock Option, the Fair Market Value of the Stock at the time of such exercise shall be substituted for the Formula Price. Each such Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first business day following the occurrence of such Acceleration Event and ending on the 60th day following such date and only to the same extent the related Option is exercisable. In the case of persons who are considered directors or officers of the Company for purposes of Section 16 of the Act, Limited Stock Appreciation Rights shall not be so exercisable until they have been outstanding for at least six months. Upon exercise of a Limited Stock Appreciation Right and surrender of the related Option, or portion thereof, such Option, to the extent surrendered, shall not thereafter be exercisable.

                (v) The restrictions applicable to Awards of Restricted Stock issued pursuant to Section 7 shall lapse upon the occurrence of an Acceleration Event and the Company shall issue stock certificates without a restrictive legend. Key Employees holding Restricted Stock on the date of an Acceleration Event may tender such Restricted Stock to the Company which shall pay the Formula Price as that term is defined in this Section 9; provided, such Restricted Stock must be tendered to the Company within 60 calendar days of the Acceleration Event.

                (vi) If an Acceleration Event occurs during the course of a Performance Period applicable to an Award of Performance Shares pursuant to Section 6, then the Key

        Employee shall be deemed to have satisfied the Performance Objectives and settlement of such Performance Shares shall be based on the Formula Price, as defined in this Section 9.

10.     BENEFICIARY

        (a) Each Key Employee shall file with the Company a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

        (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a completer discharge of the liability of the Company therefor.

11.     ADMINISTRATION OF THE PLAN

        (a) Each member of the Committee shall be both a member of the Board and a "disinterested person" within the meaning of Rule 16b-3 under the Act or successor rule or regulation. No member of the Committee shall be, or shall have been, eligible to receive an Award under the Plan or any other plan maintained by any Participating Company to acquire stock, stock options, stock appreciation rights, performance shares or restricted stock of a Participating Company at any time within the one year immediately preceding the member's appointment to the Committee.

        (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

        (c) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be, except as otherwise determined by the Board, final, conclusive and binding on all persons for all purposes.

        (d) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

        (e) The Committee may, in its sole discretion, delegate such of its powers as it deems appropriate to the chief executive officer or other members of senior management, except that Awards to executive officers shall be made solely by the Committee and subject to compliance with Rule 16b-3 of the Act.

        (f) If an Acceleration Event has not occurred and if the Committee determines that a Key Employee has taken action inimical to the best interests of any Participating Company, the Committee may, in its sole discretion, terminate in whole or in part such portion of any Option (including any related Right) as has not yet become exercisable at the time of termination, terminate any Performance Share Award for which the Performance Period has not been completed or terminate any Award of Restricted Stock for which the Restrictive Period has not lapsed.

12.     AMENDMENT, EXTENSION OR TERMINATION

        The Board may, at any time, amend or terminate the Plan and, specifically, may make such modifications to the Plan as it deems necessary to avoid the application of Section 162(m) of the Code and the Treasury regulations issued thereunder. However, no amendment shall, without approval by a majority of the Company's stockholders, (a) alter the group of persons eligible to participate in the Plan, (b) except as provided in Section 13, increase the maximum number of shares of Stock which are available for Awards under the Plan,
(c) materially increase the benefits accruing to participants under the Plan or
(d) extend the period during which Awards may be granted beyond December 31, 2005. If an Acceleration Event has occurred, no amendment or termination shall impair the rights of any person with respect to a prior Award.

13.     ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK

        In the event of any reorganization, merger, recapitalization, consolidation, liquidation, stock dividend, stock split, reclassification, combination of shares, rights offering, split-up or extraordinary dividend (including a spin-off) or divestiture, or any other change in the corporate structure or shares, the Committee may make such adjustment in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards, including the price payable upon the exercise of such Option and the number of shares subject to restricted stock awards, as the Committee deems equitable.

14.     SUBSTITUTE AWARDS

        The Committee shall be authorized to issue substitute ITT stock options and related rights to those key employees of Participating Companies who surrender options to acquire stock in "old" ITT Corporation. The Committee may make a determination as to the exercise price and number of such substitute options as it may determine in order to preserve the economic value of the surrendered "old" ITT Corporation options and related rights in the aggregate amount not to exceed 14,000,000 shares. Subject to this limitation, shares of Common Stock to be issued upon the exercise of substitute stock options may be made available from authorized but unissued shares or from treasury or shares held by ITT or in shares purchased in the open market.

        The maximum number of substitute ITT stock options and related rights that may be granted to an individual employee is 2,600,000 or such lower number as may be necessary to preserve the economic value of the surrendered "old" ITT Corporation options and related rights by any such individual employee.

        The terms and conditions of each substitute stock award, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, each substitute option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and the rules in the event of termination, shall be the same as those of the surrendered "old" ITT Corporation award.

        The Committee shall also be authorized to issue substitute grants of ITT Restricted Stock to replace shares of "old" ITT Corporation restricted stock surrendered by employees of Participating Companies. Such substitute shares shall be subject to the same terms and conditions as the surrendered shares of "old" ITT Corporation restricted stock, including, without limitation, the restriction period of such "old" ITT Corporation shares.

15.     MISCELLANEOUS

        (a) Except as provided in Section 9, nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(e) with respect to Restricted Stock.

        (b) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the Key Employee or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

        (c) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

        (d) The terms of the Plan shall be binding upon the Company and its successors and assigns.

        (e) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

16.     EFFECTIVE DATE, TERM OF PLAN AND SHAREHOLDER APPROVAL

        The effective date of the Plan shall be December 19, 1995. No Award shall be granted under this Plan after the Plan's termination date. The Plan's termination date shall be December 31, 2005. The Plan will continue in effect for existing Awards as long as any such Award is outstanding.

        The Plan was approved by shareholders at a special meeting held on September 21, 1995.

                                 ADMINISTRATION

        The plan and Substitute Stock Options are administered by a Committee of the Board of Directors of ITT, presently designated as the Compensation and Personnel Committee, the members of which serve during the pleasure of the Board. The Committee is composed of directors none of whom is an officer or employee of ITT and none of whom is eligible to receive any Award under the Plan.

                              FEDERAL TAX TREATMENT

        The following is a brief summary of the current Federal income tax rules generally applicable to options, stock appreciation rights, performance shares and restricted stock. Awardees should consult their own tax advisors as to the specific Federal, state and local tax consequences applicable to them.

                    A. OPTIONS AND STOCK APPRECIATION RIGHTS

        Options granted under the Plan may be either non-qualified options or "incentive stock options" qualifying under Section 422A of the Internal Revenue Code.

Non-qualified Options

        An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). ITT is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes compensation income.

Incentive Stock Options ("ISO")

        Options under the Plan denominated as ISOs are intended to constitute incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss. To obtain favorable ISO tax treatment for an ISO granted prior to 1987, an optionee cannot exercise any installment of an ISO unless and until all installments of all ISOs previously granted to the optionee (regardless of their price) have either been exercised, allowed to expire, or canceled through the exercise of a related SAR. To obtain favorable tax treatment, an ISO must be exercised within three months after termination of employment (other than by retirement, disability, or death) with ITT or a 50% subsidiary. To obtain favorable tax treatment, an ISO must be experienced within three months of retirement or within one year of cessation of employment for disability (with no limitation in the case of death), notwithstanding any longer exercise period permitted under the terms of the Plan. ITT will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO.

        If the optionee sells the shares acquired under an ISO before the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. (However, if the disposition is by gift or by sale to a related party, the compensation income must be measured by the value of the shares at exercise over the option price.) Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, ITT will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.

        The option spread on the exercise of an ISO is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he is taxed on the exercise.

Stock Appreciation Rights ("SARs")

        SARs may have been awarded to officers and directors of ITT subject to
Section 16(b) of the Securities Exchange Act of 1934 with respect to both incentive stock options and non-qualified options granted under the Plan. An optionee is not taxed upon the grant of SARs. An optionee exercising SARs for cash will realize compensation income (subject to withholding) in the amount of the cash received. ITT is entitled to a tax deduction at the same time and to the same extent that the optionee realizes compensation income.

                             B. PERFORMANCE SHARES

        An awardee of performance shares will generally realize compensation income (subject to withholding) when and to the extent that payment is made, whether in the form of cash or shares of ITT common stock. To the extent that payment is made in the form of stock, income shall be measured by the then fair market value of the shares, which shall constitute an addition to the awardee's tax basis in such shares. ITT will be entitled to a Federal tax deduction for the value of payment at the time of payment.


                              C. RESTRICTED STOCK

        An awardee of restricted stock will generally realize compensation income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.

        In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of award, to realize compensation income at the time of award, as measured by the fair market value of the stock on the date of award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss). In the event that the awardee terminates employment during the restriction period and forfeits his shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.

        ITT will be entitled to a Federal tax deduction at the same time and to the same extent that the awardee realizes compensation income.

                       D. GOLDEN PARACHUTE TAX PENALTIES

        Options, SARs, performance shares or restricted stock which are granted, accelerated or enhanced upon the occurrence of a takeover (i.e., an Acceleration Event as defined in the Plan) may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be nondeductible by ITT and subject to a 20% excise tax to the awardee.

                                 ITT CORPORATION

                                     * * * *

                    Regular Meeting of the Board of Directors
                            Tuesday, February 4, 1997

                                     * * * *

                        APPROVAL OF THE AMENDMENT OF THE
                     1995 ITT CORPORATE STOCK INCENTIVE PLAN

                                     * * * *

        The Chairman stated that the Compensation and Personnel Committee of the Board has approved certain changes to the 1995 ITT Corporate Stock Incentive Plan, and recommended that the changes be submitted to the Board for adoption.

        After discussion and on motion duly made and seconded, the following resolutions were adopted:

               RESOLVED, that Section 5(j) of the 1995 ITT Corporate Stock Incentive Plan of the Corporation hereby is amended to read, in its entirety, as follows:

               "(j) Except as otherwise determined by the Committee, (i) no Option or Right granted under the plan shall be transferable other than by will or by the laws of descent and distribution, and (ii) during the lifetime of the optionee, an Option or Right shall be exercisable only by the Key Employee to whom the Option or Right is granted (or his estate or designated Beneficiary)."